Transamerica Series Trust

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

May 1, 2022

Fund	Management Fee

Transamerica 60/40 Allocation VP(1)	0.30% of the first $1 billion 0.28% in excess of $1 billion

Transamerica Aegon High Yield Bond VP	0.554% of the first $1.25 billion 0.544% over $1.25 billion to $2 billion 0.52% in excess of $2 billion

Transamerica Aegon Sustainable Equity Income VP	0.663% of the first $500 million 0.58% over $500 million up to $1 billion 0.55% over $1 billion up to $1.5 billion 0.53% in excess of $1.5 billion

Transamerica Aegon U.S. Government Securities VP	0.55% of the first $500 million 0.51% over $500 million up to $1.5 billion 0.50% in excess of $1.5 billion

Transamerica American Funds Managed Risk VP

0.53% of the first $2 billion

0.52% over $2 billion up to $4 billion

0.50% over $4 billion up to $6 billion

0.49% over $6 billion up to $8 billion

0.48% over $8 billion up to $10 billion

0.46% in excess of $10 billion

Transamerica BlackRock Global Real Estate Securities VP	0.77% of the first $250 million 0.75% over $250 million up to $500 million 0.70% over $500 million up to $750 million 0.68% in excess of $750 million

Transamerica BlackRock Government Money Market VP	0.24% of the first $1 billion 0.22% over $1 billion up to $3 billion 0.21% in excess of $3 billion

Transamerica BlackRock iShares Active Asset Allocation – Conservative VP(2)

Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP(2)

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP(2)

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP(2)

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP(2)

0.50% of the first $500 million

0.49% over $500 million up to $1 billion

0.4725% over $1 billion up to $2.5 billion

0.465% over $2.5 billion up to $3.5 billion

0.4525% over $3.5 billion up to $4.5 billion

0.44% in excess of $4.5 billion

Transamerica BlackRock iShares Edge 40 VP(3) Transamerica BlackRock iShares Edge 50 VP(3) Transamerica BlackRock iShares Edge 75 VP(3) Transamerica BlackRock iShares Edge 100 VP(3)	0.30% of the first $1 billion 0.28% in excess of $1 billion

Fund	Management Fee

Transamerica BlackRock Tactical Allocation VP	0.13% of the first $1 billion 0.11% over $1 billion up to $2 billion 0.105% over $2 billion up to $3 billion 0.10% in excess of $3 billion

Transamerica Goldman Sachs 70/30 Allocation VP	0.104% of the first $1 billion 0.0975% over $1 billion up to $3 billion 0.0925% over $3 billion up to $5 billion 0.085% over $5 billion up to $7 billion 0.080% in excess of $7 billion

Transamerica International Focus VP (formerly, Transamerica Growth VP)	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion

Transamerica Janus Balanced VP	0.76% of the first $250 million 0.73% over $250 million up to $500 million 0.705% over $500 million up to $1 billion 0.68% over $1 billion up to $1.25 billion 0.63% in excess of $1.25 billion

Transamerica Janus Mid-Cap Growth VP	0.805% of the first $500 million 0.77% over $500 million up to $1 billion 0.75% in excess of $1 billion

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

0.1225% of the first $10 billion 0.1025% in excess of $10 billion

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million 0.39% over $750 million up to $1 billion 0.375% over $1 billion up to $1.5 billion 0.37% over $1.5 billion up to $3 billion 0.365% in excess of $3 billion

Transamerica JPMorgan Enhanced Index VP	0.60% of the first $1 billion 0.59% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.52% over $3 billion up to $4 billion 0.46% in excess of $4 billion

Transamerica JPMorgan International Moderate Growth VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion

Transamerica JPMorgan Mid Cap Value VP	0.88% up to $100 million 0.83% over $100 million up to $750 million 0.81% over $750 million up to $1.5 billion 0.80% in excess of $1.5 billion

Transamerica JPMorgan Tactical Allocation VP	0.73% of the first $500 million 0.705% over $500 million up to $750 million 0.68% over $750 million up to $1.5 billion 0.67% over $1.5 billion up to $2.5 billion 0.65% in excess of $2.5 billion

Fund	Management Fee

Transamerica Madison Diversified Income VP	0.73% of the first $500 million 0.70% over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica Managed Risk – Balanced ETF VP(4) Transamerica Managed Risk – Conservative ETF VP(4) Transamerica Managed Risk – Growth VP(4)	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million

Transamerica Market Participation Strategy VP	0.68% of the first $500 million 0.65% over $500 million up to $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% in excess of $1.5 billion

Transamerica Morgan Stanley Capital Growth VP

0.755% of the first $750 million

0.715% over $750 million up to $1.5 billion

0.645% over $1.5 billion up to $3 billion

0.63% over $3 billion up to $5 billion

0.57% over $5 billion up to $7 billion

0.55% in excess of $7 billion

Transamerica Morgan Stanley Global Allocation VP	0.66% of the first $500 million 0.65% over $500 million up to $750 million 0.64% over $750 million up to $1 billion 0.63% over $1 billion up to $3 billion 0.59% in excess of $3 billion

Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP

0.20% of the first $2 billion

0.19% over $2 billion up to $4 billion

0.18% over $4 billion up to $6 billion

0.17% over $6 billion up to $8 billion

0.16% over $8 billion up to $10 billion

0.15% in excess of $10 billion

Transamerica MSCI EAFE Index VP	0.11%

Transamerica Multi-Managed Balanced VP

0.61% of the first $500 million

0.59% over $500 million up to $1 billion

0.56% over $1 billion up to $1.5 billion

0.55% over $1.5 billion up to $2 billion

0.52% over $2 billion up to $5 billion

0.50% in excess of $5 billion

Transamerica PIMCO Tactical – Balanced VP	0.81% of the first $250 million 0.80% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion

Transamerica PIMCO Tactical – Conservative VP	0.79% of the first $750 million 0.78% over $750 million up to $1.5 billion 0.75% in excess of $1.5 billion

Transamerica PIMCO Tactical – Growth VP	0.82% of the first $250 million 0.81% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion

Fund	Management Fee

Transamerica PIMCO Total Return VP

0.68% of the first $250 million

0.67% over $250 million up to $500 million

0.66% over $500 million up to $750 million

0.63% over $750 million up to $1 billion

0.60% over $1 billion up to $3 billion

0.57% in excess of $3 billion

Transamerica PineBridge Inflation Opportunities VP	0.49% of the first $250 million 0.43% over $250 million up to $1 billion 0.38% in excess of $1 billion

Transamerica ProFund UltraBear VP	0.88% of the first $250 million 0.83% over $250 million up to $750 million 0.78% in excess of $750 million

Transamerica Rothschild & Co Large Cap Value VP	0.594 of the first $1 billion 0.58% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.54% in excess of $3 billion

Transamerica S&P 500 Index VP	0.08%

Transamerica Small/Mid Cap Value VP

0.79% of the first $350 million

0.78% over $350 million up to $500 million

0.765% over $500 million up to $750 million

0.755% over $750 million up to $1 billion

0.735% over $1 billion up to $1.5 billion

0.73% over $1.5 billion up to $2 billion

0.725% in excess of $2 billion

Transamerica T. Rowe Price Small Cap VP	0.78%

Transamerica TS&W International Equity VP

0.77% of the first $250 million

0.74% over $250 million up to $1 billion

0.72% over $1 billion up to $2 billion

0.69% over $2 billion up to $6 billion

0.68% over $6 billion up to $8 billion

0.66% in excess of $8 billion

Transamerica WMC US Growth VP

0.68% of the first $500 million

0.67% over $500 million up to $800 million

0.6575% over $800 million up to $1 billion

0.613% over $1 billion up to $2 billion

0.605% over $2 billion up to $3 billion

0.59% over $3 billion up to $4 billion

0.575% over $4 billion up to $5 billion

0.57% over $5 billion up to $7 billion

0.55% in excess of $7 billion

[1]	TAM has contractually agreed to waive 0.18% of its management fee through May 1, 2023.
[2]

BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as BlackRock is the sub-adviser to the portfolio and the portfolio invests all or substantially all of its assets in the underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. TAM has contractually agreed, through May 1, 2023, to waive from its management fees an amount equal to the sub-advisory fee waiver by BlackRock. Amounts waived by TAM under this contractual arrangement are not subject to recapture by TAM.

[3]

BlackRock has voluntarily agreed to waive its sub-advisory fees for so long as the portfolio invests all or substantially all (meaning 80% or more) of its net assets (excluding cash and cash equivalents) in the underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates. TAM has contractually agreed through May 1, 2023, to waive from its management fee an amount equal to the sub-advisory fee waiver by BlackRock. Amounts waived by TAM under this contractual arrangement are not subject to recapture by TAM.

[4]

Effective October 1, 2017, Milliman Financial Risk Management LLC (“Milliman”), the sub-adviser for each of Transamerica Managed Risk – Balanced ETF VP, Transamerica Managed Risk – Conservative ETF VP and Transamerica Managed Risk – Growth ETF, agreed to voluntarily waive 0.01% of its sub-advisory fee on the first $50 million in assets as aggregated across all three portfolios. Accordingly, effective October 1, 2017, TAM has agreed to voluntarily waive 0.01% of its management fee on the first $50 million in assets for each of the three portfolios. These waivers by Milliman and TAM are voluntary and may be discontinued by either party upon ninety (90) days’ written notice to the other party.